UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019 (November 29, 2019)

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +85267353339

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2019, the board of directors (the “Board”) of China VTV Limited (the "Company") adopted an incentive stock plan (the “2019 Stock Plan”), under which the Company may issue up to an aggregate of 22,000,000 shares of stock awards, options, or performance shares, subject to certain adjustments set forth therein. The Board of the Company has the sole authority to implement and administer the 2019 Stock Plan and may delegate a committee or one or more officers to grant awards under the 2019 Stock Plan. This 2019 Stock Plan became effective upon the Board approval on November 29, 2019 and shall terminate ten years thereafter. The description of the 2019 Stock Plan is not purported to be complete and a copy of such Plan is attached herein as Exhibit 10.1.

On November 29, 2019, the Board of the Company appointed Mr. Bing Liu as a member of the Board and the Company’s Chief Technology Officer (“CTO”), Ms. Gehui Xu and Mr. Chi-Chung Cheng as members of the Board, effective immediately. Each of Mr. Bing Liu, Ms. Gehui Xu and Mr. Chi-Chung Cheng serves as a member of the Board until the next annual shareholder meeting and until his or her successor shall be duly elected and qualified or his or her early resignation.

Mr. Bing Liu, 60 years old, is the founder and Chief Executive Officer of CybEye, Inc., which was incorporated in October 2011. He owns fourteen U.S. patents and has the expertise in social networking platform, internet security, cloud computing and multi-lingual processing. Mr. Bing Liu received a Bachelor and a Masters of Computer Science from Tsinghua University in China. The Company has thus determined that it is in its best interest of the shareholders to appoint Mr. Liu the CTO and a member of its Board to fill a vacancy on the Board. Mr. Bing Liu serves as the CTO pursuant to the executive employment agreement (the “Employment Agreement”) with Mr. Liu dated September 30, 2019, a copy of which is attached herein as Exhibit 10.2.

Ms. Gehui Xu, 51 years old, was a well-known television hostess at China Central Television Station from 1991 until 1995 and started her career as a television hostess at Hong Kong Phoenix Television Station in 1996. Ms. Gehui Xu received the award as one of the Top Ten Television Hostesses in China in 1994. Ms. Gehui Xu currently hosts three TV programs at Hong Kong Phoenix Television Station. Ms. Xu received a Bachelor’s Degree in English from Beijing Foreign Language College. Therefore, the Company has determined that it is in its best interest of the shareholders to elect Ms. Gehui Xu to the Board to fill a vacancy on the Board.

Mr. Chi-Chung Cheng, 53 years old, has been a director of ETtoday Dongsen News Cloud Co., Ltd. since 2018. From 2011 to 2018, Mr. Chi-Chung Cheng was the Chairman, Chief Executive Officer and a director of SMI Holdings Group Limited (a company previously listed on the Hong Kong Stock Exchange). Mr. Chi-Chung Cheng received a Bachelor’s Degree from Taiwan University and an MBA Degree from Tsinghua University. Therefore, the Company has determined that it is in its best interest of the shareholders to appoint Mr. Chi-Chung Cheng to the Board to fill a vacancy on the Board.

There are no arrangements or understandings between the Company and each of Mr. Bing Liu, Ms. Gehui Xu and Mr. Chi-Chung Cheng (the “New Board Members”) and any other person or persons pursuant to which each New Board Member was appointed as a member of the Board or an executive officer and there is no family relationship between each New Board Member and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and each New Board Member that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with each of the New Board Members in connection with his or her appointment as a member of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The 2019 Incentive Stock Plan
10.2	Executive Employment Agreement dated September 30, 2019 (1)

(1)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China VTV Limited

Date: December 4, 2019	By:	/s/ Tijin Song
	Name:	Tijin Song
	Title:	Chief Executive Officer

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